UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2020

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(212) 739-7825

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events

 Explanatory Note

This Current Report on Form 8-K summarizes the Company’s prior material public disclosures and provides supplemental information and updates concerning the Company’s business activities related to the potential sale and distribution of COVID-19 rapid test kits. Complete versions of these prior press releases and public filings are available on the Company’s website at www.scworx.com and on the SEC’s website at www.sec.gov, respectively.

History and Current Status of Activities Related to COVID-19 Test Kits

On April 10, 2020, SCWorx Corp. (the “Company”) (i) accepted a Purchase Order from Rethink My Healthcare (“RMH”) for COVID-19 test kits and (ii) entered into a Supply Agreement with ProMedical Equipment Pty Ltd. (“ProMedical”) to purchase COVID-19 test kits.

On April 13, 2020, the Company issued a press release announcing the RMH purchase order. The press release disclosed that the Company had “received a committed purchase order from Rethink My Healthcare, a U.S.-based virtual healthcare network, for two million COVID-19 Rapid Testing Units, with provision for additional weekly orders of 2 million units for 23 weeks, valued at $35M per week.”

On April 16, 2020, the Company filed a Form 8-K concerning the Purchase Order and Supply Agreement, which stated:

“Effective April 10, 2020, SCWorx, Corp., a Delaware corporation (the “Company”), accepted a purchase order (“Purchase Order”) from Rethink My Healthcare (“RMH”), a U.S.-based virtual healthcare network, under which RMH has ordered and the Company is required to deliver two million COVID-19 Rapid Testing Units, at a per unit price of $17.50, with provision for additional weekly orders of 2 million units for 23 weeks (a total of 48 million units).

On April 10, 2020, concurrently with its acceptance of the Purchase Order, the Company entered into a Supply Agreement (“Supply Agreement”) with ProMedical Equipment Pty Ltd. (“Supplier”) pursuant to which the Company agreed to purchase and the Supplier agreed to supply an aggregate of 52 million COVID-19 Rapid Testing Units over a six month period, comprised of 2 million units per week, at a per unit price of $13.00, commencing April 24, 2020. Pursuant to the Supply Agreement, the Company is required to pay 50% down at the time of order placement, with the remaining 50% due upon completion of order and prior to shipping.”

On April 17, 2020, the Company issued a press release stating that it was “confirm[ing] previously disclosed plans to distribute COVID-19 Rapid Testing Units.”

On April 22, 2020, the SEC halted trading in the Company’s Common Stock.

On April 22, 2020, the Securities and Exchange Commission (“SEC”) ordered that trading in the securities of the Company be suspended because of “questions and concerns regarding the adequacy and accuracy of publicly available information in the marketplace” (the “SEC Trading Halt”). The SEC Trading Halt expired May 5, 2020, at 11:59 PM EDT. The Company has cooperated fully with the SEC’s investigation and has provided documents and other requested information. As described below, on May 5, 2020, the Nasdaq Stock Market informed the Company that it had initiated a “T12 trading halt” until the Company satisfied Nasdaq’s requests for additional information.

On April 29,2020, a representative of the United States attorney for the District of New Jersey contacted the Company.

On April 29, 2020, the Company was contacted by the U.S. Attorney’s Office for the District of New Jersey, which is seeking information and documents from the Company’s officers and directors relating primarily to the April 13, 2020 press release concerning COVID-19 rapid test kits. The Company is fully cooperating with the U.S. Attorney’s Office in its investigation.

Between April 29, 2020 and June 23,2020, three securities class action cases and one shareholder derivative case were filed against the Company.

As disclosed in the Company’s 10-Q filed July 1, 2020, all three class action lawsuits allege that our company and our CEO mislead investors in connection with our April 13, 2020 press release with respect to the sale of COVID-19 rapid test kits. The plaintiffs in these actions are seeking unspecified monetary damages. We intend to vigorously defend against these proceedings.

Also, as per the 10-Q filed July 1, 2020, the derivative lawsuit alleges that our then existing directors breached their fiduciary duties to us. The plaintiff, on our behalf, is seeking an award of monetary damages to us, improvements in our disclosure and internal controls, and legal fees. The named directors intend to vigorously defend against these proceedings.

On April 30, 2020, the Company disclosed that on April 23, 2020, RMH terminated the Purchase Order for the COVID-19 Test Kits, and on April 29, 2020, the Company terminated the ProMedical Equipment Agreement and entered into a new supply agreement with Feltwell Holding SA.

After entering into the original Supply Agreement, the Company learned information that raised questions about whether ProMedical would be able to meet its obligation to deliver test kits. In its Form 8-K- filed on April 30, 2020 as amended, the Company disclosed that: "substantial concerns have arisen related to ProMedical's ability to fulfill its obligations under the Supply Agreement. Under the ProMedical Supply Agreement, ProMedical was required to secure the requisite FDA approvals to permit the sale of its test kits in the US which was a condition of the Company's obligation to purchase the test kits. RMH has since terminated the ProMedical Purchase Order. Based on the foregoing, the Company terminated the ProMedical Supply Agreement on April 29, 2020 and has lined up an alternate supplier..."

In the April 30 Form 8-K, as amended, the Company further disclosed that:

"On April 29, 2020, the company entered into a new Supply Agreement ("Supply Agreement") with Feltwell Holding SA ("Feltwell") pursuant to which the Company agreed to purchase and Feltwell agreed to supply an aggregate of 500,000 COVID-19 IGG/IGM Rapid Testing Units (GCCOV-20A) ("COVID-19 Test Kits"). The Supply Agreement calls for an aggregate of 100,000 units to be shipped no later than May 4, 2020 and an additional 400,000 units to be shipped within fifteen days of order placement, with order placement to be no later than May 4, 2020. The Supply Agreement requires the Company to pay 50% of the total order at the time of order placement, with the remaining 50% due upon completion of production (goods ready for shipment). The initial payment has been made to Feltwell, representing 50% of the purchase price for the first 100,000 test kit units. This payment to Feltwell was made by a third party with the understanding that said third party will receive 25% of the Company's gross profit on the first 100,000 units, as and when the Company receives payment from its customer.”

Under the Company’s arrangement with this third party, the Company is not obligated to repay any portion of the $475,000 payment that the third party made to Feltwell, except out of proceeds from the sale of the COVID-19 Test Kits.

In the April 30 Form 8-K, the Company stated that “The Company is currently negotiating with other potential customers to sell COVID-19 Test Kits”, but it also cautioned that “There can be no assurance that the Company will be able to reach any agreement with any prospective customer to purchase Test Kits. If the Company is unable to reach agreement to sell Test Kits, there can be no assurance that Company will be able to find other customers or financing sufficient to purchase the COVID-19 Test Kits it is required to purchase under the Supply Agreement, in which case the Company would not be in a position to fulfill its obligations under the Supply Agreement, which could have a material adverse effect on the Company."

On May 5, 2020, the Nasdaq initiated a trading halt in the Company’s Common Stock

On May 5, 2020, the Nasdaq Stock Market informed the Company that it had initiated a “T12 trading halt,” which means the halt will remain in place until the Company has fully satisfied Nasdaq’s request for additional information. The Company has fully cooperated with Nasdaq and responded to Nasdaq’s information requests as they were issued. At this time, there is no outstanding Nasdaq information request.

On May 22, 2020, the Company updated the market regarding expected Test Kit deliveries

On May 22,2020, the Company filed a Form 8-K that stated as follows: “Update on Test Kit Shipping. On May 22, 2020, the Company received confirmation from its Covid-19 rapid test kit distributor that its rapid test kits have begun shipping. Based on the foregoing, the Company expects to begin receiving the test kits next week. However, there can be no assurance as to whether or when the test kits will actually be received by the Company."

The Company subsequently encountered delays in shipments from its new Test Kit supplier, Feltwell

The Company has experienced significant delays in receiving test kit shipments from Feltwell. Although the Supply Agreement called for the initial shipment of units no later than May 4, 2020, the Company did not begin to receive test kits until June 8, 2020.

The Company’s Form 10-K filed on June 12, 2020 stated in relevant part:

“The sale of PPE and rapid test kits for COVID-19 represent a new business for the Company and is subject to the myriad risks associated with any new venture. The Company has for example encountered great difficulty in attempting to secure reliable sources of supply for both COVID-19 Rapid Test Kits and PPE…. In addition, regarding its sourcing of COVID-19 Rapid Test Kits, the Company has encountered significant shipping delays, as well as reduced quantities. Consequently, there is no assurance as to the timing or quantities of any future deliveries of COVID-19 Test Kits. The Company has yet to complete the sale of any COVID-19 rapid test kits and had no test kits or PPE in inventory as of December 31, 2019 and had 19,000 test kit units as of the date of this report. In addition, changes in FDA processes governing the sale of COVID-19 serology tests could have the effect of rendering the COVID-19 serology tests to be sold by the Company not saleable in the United States, which could have a material adverse effect on the Company. See Government Regulation. There can be no assurance that the Company will be able to generate any significant revenue from the sale of PPE products or rapid test kits.”

As of June 30, The Company had received approximately46,500 of the 50,000 test kits from Feltwell that were paid for. The Company has not since received any additional test kits.

The Company’s understanding is that the delays it encountered in receiving the initial shipments of test kits from Feltwell were caused primarily by the following manufacturing issues:

•	Delays in procuring reagents required for manufacturing
•	Delays in obtaining components for kits from third parties
•	Quality control issues
•	Misjudgment of production capacity

On June 30, 2020, Feltwell terminated the Supply Agreement with the Company

Due to the delays the Company encountered in receiving COVID-19 test kits, on June 30, 2020, the Company sent Feltwell a proposed amendment to the Supply Agreement making additional purchases beyond 50,000 units optional (up to 450,000 additional units). As disclosed in the Company’s 10-Q filed July 1, 2020, on the same day, following its receipt of this draft amendment, Feltwell terminated its Supply Agreement with the Company. Feltwell terminated the Agreement on the stated basis that the Company did not fulfill its order placement/payment obligations under the Agreement. The Company had determined not to order/pay for additional test kits (above 50,000 units) because Feltwell had not fulfilled its contractual product delivery obligations or subsequent commitments. The Company has since had further discussions with Feltwell regarding possible future test kit purchases.

The Company disclosed in its 10-Q filed July 1, 2020, that:

“On April 29, 2020, we entered into a Supply Agreement with Feltwell Holding, SA, Group of Companies (“Supplier”) (“Supply Agreement”) pursuant to which we agreed to purchase an aggregate of 500,000 COVID-19 IGG/IGM Rapid Testing Units (“COVID-19 Test Kits”). The Supply Agreement requires us to pay 50% of the total of each order at the time of order placement, with the remaining 50% due upon completion of production (goods ready for shipment). To date, we have received approximately 46,500 COVID-19 Test Kits.

On June 30, 2020, the Supplier notified our company that it was terminating the Supply Agreement because we did not place the follow-on orders and make the related payments called for by the Supply Agreement. We did not place the follow-on orders because the Supplier did not comply with its delivery obligations under the Supply Agreement with respect to the initial order we placed.”

The Company’s July 1, 2020 10-Q also stated that:

“The sale of PPE and rapid test kits for COVID-19 represent a new business for our company and is subject to the myriad risks associated with any new venture. We have for example encountered great difficulty in attempting to secure reliable sources of supply for both COVID-19 Rapid Test Kits and PPE... In addition, regarding our sourcing of COVID-19 Rapid Test Kits, we have encountered significant shipping delays, as well as reduced quantities. Consequently, there is no assurance as to the timing or quantities of any future deliveries of COVID-19 Test Kits. We have yet to complete the sale of any COVID-19 rapid test kits and had no test kits or PPE in inventory as of March 31, 2020 and had 46,500 test kit units as of the date of this report. In addition, changes in FDA processes governing the sale of COVID-19 serology tests could have the effect of rendering the COVID-19 serology tests to be sold by our company not saleable in the United States, which could have a material adverse effect on our company. There can be no assurance that we will be able to generate any significant revenue from the sale of PPE products or rapid test kits.”

Updates regarding COVD-19 Test Kits activities and related investigations and lawsuits

Investigations and Litigation

As noted above, the Company has cooperated fully with the SEC’s investigation and has provided documents and other requested information. The Company is also fully cooperating with the U.S. Attorney’s Office in its investigation. The Company has responded to Nasdaq’s information requests as they were issued and, at this time, there is no outstanding Nasdaq information request.

The class action lawsuits are still pending and the court is currently in the process of designating the lead plaintiff. Once the lead plaintiff is designated, the Company expects the court to order such plaintiff to file an amended and consolidated complaint, which will consolidate the actions. The derivative action is also still pending, and the plaintiff in such action has agreed to voluntarily stay the case until a ruling on a motion to dismiss, which the Company intends to file in the securities class action case.

At this time, the Company is unable to predict the duration, scope, or possible outcome of these investigations and lawsuits.

Test Kit Activities

Since 10-Q filed July 1, 2020, the Company has not received any additional shipments of COVID-19 Test kits and has sold approximately 450 test kits. Currently, the company has approximately 46,000 test kits in inventory. As previously disclosed, changes in FDA processes governing the sale of COVID-19 serology tests could have the effect of rendering such test kits held by the Company not saleable in the United States. As market conditions develop, the Company will continue to evaluate its ongoing involvement in the test kit distribution business. There is no assurance that the Company will be able to generate any significant revenue from the sale of COVID-19 Test Kits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2020

SCWorx Corp.

By:	/s/ Marc S. Schessel
Name:	Marc Schessel
Title:	Chief Executive Officer